CountSharp

Automated Accounting and Audit for Entrepreneurs

Invest

$0.41 minimum investment

DEADLINE: April 1, 2025

in 2 months

UNIT PRICE
$0.41

TOTAL RAISED ON NETCAPITAL
$2,332

TOTAL RAISED THIS ROUND
$2,332

VALUATION THIS ROUND
$5,864,500

Reg CF offering provided by Netcapital Funding Portal Inc.

PROBLEM

It is difficult, time consuming, and expensive to:

- Maintain updated books and records
- Produce financial statements
- Have your company's financial statements reviewed and audited

> **“The accounting software market is projected to garner vast traction in the years to come.”**
>
> ---
>
> *Market Research Future*

SOLUTION

Our software is designed to help aggregate financial information into one place to produce your financial statements, while automated financial review and audit functions save time and money.

Our goal is to help you streamline your existing systems, giving you a comprehensive view of your financial statements, reports and management information, giving you the ability to easily track, measure and improve your business performance.


EXPENSES
TRANSACTIONS
BOOKKEEPING
DEPRECIATION
CREDIT
STATEMENTS
LEDGER
BALANCE SHEET
ASSETS
WITHDRAWALS
TAX
DEBIT
ACCOUNTING

BENEFITS

CountSharp plans to offer the following benefits:

Benefits

- Helps track, measure, and improve your business performance
- Automates accounting processes
- Streamlines your existing systems, giving you a comprehensive view of your financial statements, reports, & management information
- Provides automated review or audit of your financial statements more quickly and at a lower cost


countsharp

MARKET OPPORTUNITY

The accounting software market reached $14.1 billion in 2021.

- Projected to reach $70.2 billion in 2030
- Growing at almost 20% CAGR

BUSINESS MODEL

CountSharp plans to charge a monthly subscriptions fee ranging from:

- $50 per month for basic services
- $3,000 per month for full-time accounting

Plus:

- A la carte pricing for audit and review of financial statements

TEAM



John Godbout

Manager

John Godbout is the Chief Operating Officer of Saône Capital, former Executive Director at Boyd Richards Parker Colonnelli, P.L., and former Managing Director & Counsel at Travelers. He was also the former Assistant General Counsel to the Florida Department of Transportation. John received a Doctor of Law from the University of Miami and a B.A. in American Government and Politics from Georgetown University.

USE OF PROCEEDS

If the offering's maximum amount of $123,984 is raised:

Use	Value	% of Proceeds
Engineering & Development	$99,187	80.0%
General & Administrative Expense	$18,722	15.1%
Intermediary fees	$6,075	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Units, under registration exemption 4(a)(6), in CountSharp, LLC. This offering must reach its target of at least $10,000 by its offering deadline of April 1, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

14,606,059 units
× $0.41 per unit

$5,988,484 implied valuation

PITCH DECK

CountSharp Pitch Deck

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on June 12, 2023
- Form C/A on June 16, 2023
- Form C/A on August 1, 2023
- Form C/A on October 10, 2023
- Form C/A on July 11, 2024
- Form C/A on September 26, 2024
- Form C/A on December 6, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

> Website

UPDATES

Dec 6, 2024 • Filed Form C/A

Sep 26, 2024 • Filed Form C/A

Jul 11, 2024 • Filed Form C/A

Oct 10, 2023 • Filed Form C/A

Aug 1, 2023 • Filed Form C/A

Jun 16, 2023 • Filed Form C/A

Jun 12, 2023 • Primary offering of 302,400 units at $0.41

Jun 12, 2023 • Filed Form C

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